UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2015

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2015, the Board of Directors (the “Board”) of Odyssey Marine Exploration, Inc. (the “Company”) adopted the 2015 Stock Incentive Plan (the “Plan”), subject to stockholder approval. The Plan provides for the grant of incentive stock options, non-qualified stock options, restricted stock awards, restricted stock units and stock appreciation rights. The Plan will be submitted to the Company’s stockholders for approval at the 2015 annual meeting of stockholders. The Board adopted the Plan because the 2005 Stock Incentive Plan will expire during 2015.

On January 2, 2015, the Board of Directors granted, subject to stockholder approval of the Plan, 1,652,000 stock options and 951,381 restricted stock units to officers, directors, and other eligible recipients.

The following table sets forth information regarding awards to those executive officers for whom disclosure was required in the Company’s most recent filing with the Securities and Exchange Commission that required disclosure pursuant to Item 402(c) of Regulation S-K:

	Restricted Stock Awards	Stock Options

Laura L. Barton	43,500	135,000

Philip S. Devine	102,000	320,000

Mark D. Gordon	153,000	472,000

Melinda J. MacConnel	45,000	142,000

Jay A. Nudi	36,000	113,000

Up to 5,400,000 shares may be issued pursuant to awards under the Plan, of which any number may be used for stock options, restricted stock, restricted stock units, or stock appreciation rights. Eligible recipients consist of employees of the Company or any subsidiary who hold a position that is important to the success of the Company, members of the Board, and consultants or advisors who are eligible to receive shares that are registered on SEC Form S-8.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

10.1     2015 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: January 8, 2015	By:	/s/ Philip S. Devine
Philip S. Devine
Chief Financial Officer